EXHIBIT 10.2

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                              AMENDED AND RESTATED

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                             INSIGHTEXPRESS, L.L.C.


                          Dated as of October 18, 1999

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                                TABLE OF CONTENTS

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Article 1
      Definitions .....................................................1
      Section 1.1   Certain Definitions................................1
      Section 1.2   Glossary...........................................6

Article 2
      Continuation of Company..........................................8
      Section 2.1   Continuation.......................................8
      Section 2.2   Name...............................................8
      Section 2.3   Effective Date; Term...............................8
      Section 2.4   Principal Place of Business........................8
      Section 2.5   Registered Office and Rent.........................8
      Section 2.6   Filings............................................8
      Section 2.7   Purpose............................................9
      Section 2.8   Powers.............................................9

Article 3
      Interests; Commitments; Closing; Contributions..................10
      Section 3.1   Interests.........................................10
      Section 3.2   Capital Contributions.............................11
      Section 3.3   Additional Mandatory Capital Contributions........11

Article 4
      Capital Accounts; Allocations; Distributions....................11
      Section 4.1   Capital Accounts..................................11
      Section 4.2   Allocation of Net Income..........................12
      Section 4.3   Allocation of Net Loss............................12
      Section 4.4   Additional Allocation Provisions..................13
      Section 4.5   Distributions.....................................16
      Section 4.6   Tax Distributions.................................16
      Section 4.7   Distributions in Cash.............................16
      Section 4.8   Restrictions on Distributions.....................16

Article 5
      Board of Representatives........................................17
      Section 5.1   General...........................................17
      Section 5.2   The Board.........................................17
      Section 5.3   Meetings..........................................18
      Section 5.4   Quorum............................................18
      Section 5.5   Voting; Proxies...................................18
      Section 5.6   Fiduciary Duties.  ...............................19
      Section 5.7   Committees of the Board...........................19

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Article 6
      Officers........................................................20
      Section 6.1   Executive Officers................................20
      Section 6.2   Other Officers....................................20
      Section 6.3   Term of Office....................................21
      Section 6.4   Removal of Officers...............................21
      Section 6.5   Vacancies.........................................21
      Section 6.6   Compensation of Officers..........................21
      Section 6.7   Chairman and Chief Executive Officer..............21
      Section 6.8   Chairman Emeritus and Vice Chairmen of the Board..22
      Section 6.9   President.........................................22
      Section 6.10  Chief Operating Officer...........................22
      Section 6.11  Executive Vice Presidents, Senior Vice Presidents
                    and Vice Presidents Elected by the Board..........23
      Section 6.12  Secretary.........................................23
      Section 6.13  Treasurer.........................................23
      Section 6.14  Powers and Duties of Other Officers...............24

Article 7
      Members.........................................................24
      Section 7.1   Members...........................................24
      Section 7.2   Admission of New Members..........................24
      Section 7.3   Power of Members..................................24
      Section 7.4   Meetings..........................................24
      Section 7.5   Quorum and Voting.................................25
      Section 7.6   Actions Without a Meeting.........................25
      Section 7.7   Authorized Representatives........................25
      Section 7.8   Resignation.......................................26

Article 8
      Accounting; Financial and Tax Matters...........................26
      Section 8.1   Accounting Method.................................26
      Section 8.2   Accounting Records................................26
      Section 8.3   Financial Statements..............................26
      Section 8.4   Bank and Investment Accounts......................27
      Section 8.5   Tax Matters Partner...............................27
      Section 8.6   Taxes.............................................27
      Section 8.7   Accounting Decisions..............................28

Article 9
      Liability; Exculpation; Indemnification.........................28
      Section 9.1   Liability of Members; Limitation of Liability.....28
      Section 9.2   Exculpation.......................................29
      Section 9.3   Duties and Liabilities of Covered Persons.........29
      Section 9.4   Indemnification by IX, L.L.C......................30

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      Section 9.5   Insurance.........................................31
      Section 9.6   Notice and Opportunity to Defend..................32

Article 10
      Certain Covenants...............................................32
      Section 10.1  Other Businesses of the Members...................32

Article 11
      Transfers.......................................................33
      Section 11.1  General Restrictions..............................33
      Section 11.2  Additional Conditions to Transfers................33
      Section 11.3  Effect of Transfer................................33
      Section 11.4  Endorsement of Certificates.......................33
      Section 11.5  Improper Transfer.................................34

Article 12
      Representations and Warranties..................................34
      Section 12.1  Due Organization and Authority....................34
      Section 12.2  Authority to Execute and Perform Agreement........35

Article 13
      Termination; Dissolution; Liquidation and Winding-Up............35
      Section 13.1  Termination of IX, L.L.C..........................35
      Section 13.2  Events of Dissolution.............................35
      Section 13.3  Liquidation and Winding-Up........................36
      Section 13.4  Survival After Termination........................37
      Section 13.5  Claims of the Members.............................37

Article 14
      Miscellaneous...................................................37
      Section 14.1  Governing Law.....................................37
      Section 14.2  Consent to Jurisdiction and Service of Process....37
      Section 14.3  Cooperation.......................................37
      Section 14.4  Notice............................................38
      Section 14.5  Assignment........................................38
      Section 14.6  No Agency.........................................38
      Section 14.7  Entire Agreement; No Waiver.......................38
      Section 14.8  Preservation of Remedies..........................38
      Section 14.9  No Right to Partition.............................39
      Section 14.10 Severability......................................39
      Section 14.11 Counterparts......................................39
      Section 14.12 Fees and Expenses.................................39
      Section 14.13 Amendments........................................39
      Section 14.14 Interpretation....................................40

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Schedule IA Percentage Interests, Capital Contributions and Class
            of Membership Interest

                                       iv
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            Amended and Restated Limited Liability Company Operating Agreement
(this "Agreement") of InsightExpress, L.L.C., a Delaware limited liability company ("IX, L.L.C."), dated as of October 18, 1999, among IX, Inc., a Delaware corporation ("IX, Inc."), IX Holding Co., Inc., a Delaware corporation ("IX Holding"), and Greenhill & Co., LLC, a New York limited liability company ("Greenhill"). IX, Inc., IX Holding and Greenhill are hereinafter sometimes referred to collectively, with all such other Persons who from time to time become members pursuant to this Agreement, as the "Members."

            WHEREAS, IX, L.L.C. was formed on August 12, 1999, pursuant to the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), as amended from time to time (the "Act"), and the Members desire to amend and restate that certain Limited Liability Company Operating Agreement of IX, L.L.C., dated as of August 30, 1999 (the "Operating Agreement"), to set forth the terms and conditions with respect to a new capital investment in IX, L.L.C. by IX Holding; and

            WHEREAS, IX, Inc. and IX Holding are establishing IX, L.L.C. to engage in the business (the "Business") of exploiting certain software and intellectual property which enables customers to conduct market research via the Internet in an automated manner.

            NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby respectively covenant and agree that the Operating Agreement is amended and restated in its entirety as follows:

                                    Article 1
                                   Definitions

            Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

            "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (A) decrease such deficit by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of each of ss. 1.704- 2(i)(5) and 1.704-2(g) of the Treasury Regulations; and

                  (B) increase such deficit by the items described in ss. 1.704 1(b)(2)(i)(d)(4), (5) and (6) of the Treasury Regulations.
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            The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of ss. 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

            "Affiliate(s)" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and business of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Business Day" means a day that is not a Saturday, Sunday or day on which banking institutions in the State of New York are not required to be open.

            "Certificate" means the certificate of formation of IX, L.L.C. and any amendments thereto and restatements thereof filed on behalf of IX, L.L.C. with the office of the Secretary of State of the State of Delaware pursuant to the Act.

            "Class A Interest" means an Interest which entitles its holder to allocations under Sections 4.2(a) and 4.3(a).

            "Class B Interest" means an interest other than a Class A Interest.

            "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "Company Minimum Gain" means "partnership minimum gain," as defined in ss. 1.704-2(b)(2) of the Treasury Regulations, and shall be determined in accordance with ss. 1.704-2(d) of the Treasury Regulations.

            "Depreciation" means, with respect to any fiscal year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for Federal income tax purposes, except that if the Gross Asset Value of the asset differs from its adjusted tax basis, Depreciation shall be determined in accordance with the methods used for Federal income tax purposes and shall equal the amount that bears the same ratio to the Gross Asset Value of such asset as the depreciation, amortization or other cost recovery deduction computed for Federal income tax purposes with respect to such asset bears to the adjusted Federal income tax basis of such asset; provided, however, that if any such asset that is depreciable or amortizable has an adjusted federal income tax basis of zero, the rate of Depreciation shall be as determined by the Tax Matters Partner.

            "Effective Tax Rate" shall mean, for any year, the percentage determined by the Tax Matters Partner, subject to the approval of IX Holding, which
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approval shall not be unreasonably withheld, to be a reasonable estimate of the highest marginal combined Federal, state and local income tax rate (giving effect to the deduction of state and local income taxes, as applicable, for Federal and state income tax purposes), applicable to individuals residing in New York City, with respect to the taxable income allocated to the Members by IX, L.L.C. for Federal income tax purposes.

            "Excess Capital Account" of a Member shall mean the excess, if any, of (x) the balance of the Capital Account of such member over (y) the initial capital contribution of such Member plus, in the case of IX Holding, any portion of the 6% simple interest on its Capital Contributions reflected in its Capital Account as a result of the adjustments pursuant to Section 3.3(b)(i).

            "Fair Market Value" means, with respect to any asset, the cash purchase price which a willing buyer, under no compulsion to buy, would pay for such asset to a willing seller, under no compulsion to sell. Such cash purchase price shall be determined in good faith by the Tax Matters Partner; provided, however, that if any Member objects to such determination, the matter shall be submitted to an independent appraiser or valuation consultant, selected by IX, Inc., subject to the approval of IX Holding, which approval shall not be unreasonably withheld. The fees and costs of such appraiser or consultant shall be paid by the objecting Member, unless the price as determined by such third party varies by more than 5% from the price determined by the Tax Matters Partner, in which event the Tax Matters Partner shall pay such fees and costs.

            "Final Determination" means (i) a decision, judgment, decree or other order by a court of original jurisdiction which has become final (i.e., the time for filing an appeal shall have expired), (ii) a closing agreement made under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting a claim for refund, or if a claim was filed, the expiration of the time for instituting suit with respect thereto, or (iv) in any case where judicial review shall be unavailable, a decision, judgment, decree or other order of an administrative official or agency which has become final.

            "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

            "Governmental Agency" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
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            "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for Federal income tax purposes, except that (a) the initial Gross Asset Value of any asset contributed to IX, L.L.C. shall be its gross fair market value (as reasonably determined by the Tax Matters Partner) at the time such asset is contributed or deemed contributed for purposes of computing Capital Accounts, (b) upon a change in the Members' Percentage Interests, if the Tax Matters Partner determines that such adjustment should be made, the Gross Asset Value of all of the assets of IX, L.L.C. shall be adjusted to equal their respective gross fair market values (as reasonably determined by the Tax Matters Partner), (c) the Gross Asset Value of any asset distributed in kind to any Member shall be the gross fair market value of such asset (as reasonably determined by the Tax Matters Partner) on the date of such distribution, (d) the Gross Asset Value of any asset determined pursuant to clause (a) or (b) above shall thereafter be adjusted from time to time by the Depreciation taken into account with respect to such asset for purposes of determining Net Income or Net Loss, and (e) the Gross Asset Value of any IX, L.L.C. assets shall be increased or decreased to the extent required by ss. 1.704-1(b)(2)(iv)(m) in the event that the adjusted tax basis of such assets are adjusted pursuant to ss. 732, 734 or 743 of the Code.

            "Interest" means the entire ownership interest of a Member in IX, L.L.C. at any time, including such Member's share of Net Income and Net Loss, such Member's rights to receive distributions and other benefits to which such Member may be entitled hereunder and under the Act, and the obligations of such Member to comply with the applicable terms and provisions of this Agreement.

            "Member Minimum Gain" means "partner nonrecourse debt minimum gain," as defined in ss. 1.704-2(i)(2) of the Treasury Regulations, and shall be determined in accordance with ss. 1.704-2(i)(3) of the Treasury Regulations.

            "Member Nonrecourse Debt" means "partner nonrecourse debt," as defined in ss. 1.704-2(b)(4) of the Treasury Regulations.

            "Member Nonrecourse Deductions" means "partner nonrecourse deductions," as defined in ss. 1.704-2(i)(1) of the Treasury Regulations, and shall be determined in accordance with ss. 1.704-2(i)(2) of the Treasury Regulations.

            "Net Income" or "Net Loss" means, with respect to any fiscal year, an amount equal to the taxable income or loss of IX, L.L.C. as determined for federal income tax purposes in accordance with ss. 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated under ss. 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                    (a) Such taxable income or loss shall be increased by the amount, if any, of tax-exempt income received or accrued by IX, L.L.C.;
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                    (b) Such taxable income or loss shall be reduced by the
amount, if any, of all expenditures of IX, L.L.C. described in Section 705(a)(2)(B) of the Code, including expenditures treated as described therein under ss. 1.704(b)(2)(iv)(i) of the Treasury Regulations;

                    (c) If the Gross Asset Value of any asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value, the amount of such adjust ment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                    (d) Gain or loss resulting from any disposition of any asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that such Gross Asset Value differs from the adjusted tax basis of such asset;

                    (e) In lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year; and

                    (f) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 4.4(a) hereof shall not be taken into account in computing Net Income and Net Loss.

            "Nonrecourse Deductions" shall have the meaning set forth in ss. 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for any year equals the excess, if any, of the net increase in the amount of Company Minimum Gain during such year over the aggregate amount of any distributions during such year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with ss. 1.704-2(c) of the Treasury Regulations.

            "Nonrecourse Liability" shall have the meaning set forth in ss. 1.704-2(b)(3) of the Treasury Regulations.

            "Percentage Interest" means, with respect to each Member, the percentage set forth opposite such Member's name under the heading "Percentage Interest" on Schedule IA, as it may be from time to time amended.

            "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, Governmental Agency or other entity.
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            "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Tax Matters Partner" means IX, Inc. or any successor Tax Matters Partner elected in accordance with Section 8.5.

            "Transfer" means, as a verb, to directly or indirectly, sell, convey, exchange, pledge, lease, hypothecate, mortgage, create a security interest in or other lien, gift, encumber, transfer, assign or otherwise dispose of, and, as a noun, has a meaning correlative to the foregoing. "Transferor" and "Transferee" have correlative meanings.

            "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time.

            Section 1.2 Glossary. The following capitalized terms are defined in the following Sections of the Agreement:

               Term                                     Section
               ----                                     -------
Act                                             introductory statement
Adjusted Capital Account Deficit                          1.1
Affiliate(s)                                              1.1
Affiliate Transaction                                   5.5(b)
Agreement                                       introductory statement
Asserted Liability                                      9.6(a)
Board                                                     5.1
Business                                        introductory statement
Business Day                                              1.1
Capital Account                                         4.1(a)
Capital Contribution                                      3.2
Certificate                                               1.1
Claims Notice                                           9.6(a)
Class A Interest                                          1.1
Class B Interest                                          1.1
Code                                                      1.1
Company Minimum Gain                                      1.1
Covered Person                                          9.2(a)
Depreciation                                              1.1
Dissolution Event                                        13.2
Effective Date                                            2.3
Effective Tax Rate                                        1.1
Excess Capital Account                                    1.1
Executive Office                                          6.1
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               Term                                     Section
               ----                                     -------
Executive Officers                                        6.1
Fair Market Value                                         1.1
Final Determination                                       1.1
GAAP                                                      1.1
Governmental Agency                                       1.1
Greenhill                                       introductory statement
Gross Asset Value                                         1.1
Indemnifying Party                                      9.6(a)
Interest                                                  1.1
IX Holding                                      introductory statement
IX, Inc.                                        introductory statement
IX, L.L.C.                                      introductory statement
License Agreement                                      14.13(b)
Losses                                                  9.2(b)
Master Investors Rights Agreement                       2.9(b)
Member Minimum Gain                                       1.1
Member Nonrecourse Debt                                   1.1
Member Nonrecourse Deductions                             1.1
Members                                         introductory statement
Modification of an Affiliate Transaction                5.5(b)
Net Income                                                1.1
Net Loss                                                  1.1
Nonrecourse Deductions                                    1.1
Nonrecourse Liability                                     1.1
Operating Agreement                             introductory statement
Other Office                                              6.2
Other Officers                                            6.2
Percentage Interest                                       1.1
Person                                                    1.1
Post-Amendment Period                                     4.2
Regulatory Allocations                               4.4(a)(viii)
Representative                                        5.2(a)(ii)
Securities Act                                            1.1
Tax Matters Partner                                       1.1
Term                                                     13.1
Transfer                                                  1.1
Transferee                                                1.1
Transferor                                                1.1
Treasury Regulations                                      1.1
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                                    Article 2
                             Continuation of Company

            Section 2.1 Continuation. IX, Inc. formed IX, L.L.C. as a limited liability company under and pursuant to the provisions of the Act by filing a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on August 12, 1999 and, along with IX Holding, hereby agrees to continue IX, L.L.C. as a limited liability company under and pursuant to the provisions of the Act. The Members hereby agree that IX, L.L.C. shall be governed by, and the rights, duties and liabilities of the Members shall be as provided in, the Act and this Agreement.

            Section 2.2 Name. The name of IX, L.L.C. shall be "InsightExpress, L.L.C."

            Section 2.3 Effective Date; Term. This Agreement shall become effective upon the execution of this Agreement by IX, Inc., IX Holding and Greenhill (the "Effective Date"), and shall only be deemed to be in full force and effect from and after such date. IX, L.L.C. shall continue in existence until it is dissolved and its affairs wound up in accordance with the Act and this Agreement or until it is terminated as provided in the Act or this Agreement.

            Section 2.4 Principal Place of Business. The principal place of business of IX, L.L.C. shall be at 2 Pickwick Plaza, Suite 400, Greenwich, CT 06830-5530 or at such other place as the Board shall determine from time to time. IX, L.L.C. may have other offices, either within or outside of the State of Delaware, at such place or places as the Board may from time to time designate or the business of IX, L.L.C. may require.

            Section 2.5 Registered Office and Rent. The address of IX, L.L.C.'s registered office in Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. The name and address of the registered agent of IX, L.L.C. for service of process on IX, L.L.C. in the State of Delaware initially is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. Such registered office and agent may be changed from time to time by the Chief Executive Officer.

            Section 2.6 Filings. The Board promptly shall cause the execution and delivery of such documents and performance of such acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification and operation of a limited liability company under the laws of each jurisdiction in which IX, L.L.C. shall conduct business. All expenses of such filings shall be borne by IX, L.L.C.
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            Section 2.7 Purpose. IX, L.L.C. is formed for the purpose of engaging in (i) the Business, (ii) any and all activities and transactions which are related thereto or necessary, convenient, desirable or incidental to the foregoing as the Board may determine from time to time and (iii) any and all activities and transactions for which a limited liability company may be organized under the Act.

            Section 2.8 Powers. Subject to Article 5 and except as otherwise limited in this Agreement,

                  (a) IX, L.L.C. shall have the power and authority to do any and all acts necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.8, including:

                      (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose of IX, L.L.C.;

                      (ii) to acquire by purchase, contribution of property or otherwise own, hold, operate, maintain, finance, improve, demolish or Transfer any real or personal property that may be necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose of IX, L.L.C.;

                      (iii) to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of IX, L.L.C. necessary to, in connection with, convenient to, or incidental to or for the furtherance of the purpose of IX, L.L.C.;

                      (iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), or individuals or direct or indirect obligations of the United States or of any other Governmental Agency;

                      (v) to lend money for any proper purpose, to invest and reinvest funds and to take and hold real and personal property for the payment of funds so loaned or invested;
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                      (vi) to sue and be sued, complain and defend and
      participate in administrative or other proceedings, in its name;

                      (vii) to appoint employees and agents of IX, L.L.C., define their duties and fix their compensation;

                      (viii) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

                      (ix) to cease its activities and cancel its Certificate;

                      (x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of IX, L.L.C.;

                      (xi) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of IX, L.L.C.;

                      (xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against IX, L.L.C. or to hold such proceeds against the payment of contingent liabilities; and

                      (xiii) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to or for the furtherance of the purpose of IX, L.L.C.

                  (b) Subject to the terms of the Master Investors Rights Agreement, dated as of October 18, 1999 (the "Master Investors Rights Agreement"), by and among IX, L.L.C., IX, Inc., IX Holding and the other persons named therein, IX, L.L.C. may merge with, or consolidate into, another Delaware limited liability company or "other business entity" (as defined in Section 18-209(a) of the Act) upon the approval of the Board.

                                    Article 3
                 Interests; Commitments; Closing; Contributions

            Section 3.1 Interests.

                  (a) Each Member's Interest shall entitle such Member to an interest in the income, losses and distributions of IX, L.L.C. in accordance with Article 4.
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                                                                              11

                  (b) A Member's Interest shall for all purposes be personal property. A Member has no interest in specific property of IX, L.L.C.

            Section 3.2 Capital Contributions. Each of the Members has contributed to IX, L.L.C. in exchange for a Class A Interest or Class B Interest, as set forth on Schedule IA hereto, the amount set forth opposite such Member's name under the heading "Capital Contribution" on Schedule IA hereto (in each case, such Member's "Capital Contribution").

            Section 3.3 Additional Mandatory Capital Contributions. (a) No Member shall have any obligation to make any additional contributions to the capital of IX, L.L.C.

                  (b) Notwithstanding any other provision in this Section 3.3, as provided in Section 8.5 of the Master Investors Rights Agreement, upon the exercise of any management option in IX Holding, IX Holding shall be obligated to contribute the amount of the exercise price of such option to IX, L.L.C. At the time of any such contribution, (x) the adjustment to the Members' Capital Accounts pursuant to clause (c) of the definition of Net Income shall be made in such a way as to cause IX Holding's and Greenhill's respective Capital Account balances to be consistent with the principles set forth in Exhibit A to the License Agreement, and (y) the Members' respective Percentage Interests shall be adjusted such that (i) the Percentage Interest of IX Holding shall be equal to a fraction, the numerator of which is equal to the aggregate capital contribution of IX Holding and the denominator of which is equal to the aggregate capital contributions of all of the Members and (ii) the aggregate Percentage Interests of IX, Inc. and Greenhill are equal to a fraction, the numerator of which is equal to the aggregate capital contributions of IX, Inc. and Greenhill and the denominator of which is equal to the aggregate capital contributions of all of the Members, and reduction in their aggregate Percentage Interests to be allocated between them in proportion to their respective Percentage Interests immediately prior to adjustment. .

                                    Article 4
                  Capital Accounts; Allocations; Distributions

            Section 4.1 Capital Accounts.

                  (a) There shall be established for each Member on the books of IX, L.L.C. a capital account (the "Capital Account") reflecting the excess (deficit) of (a) the sum of (i) such Member's aggregate capital contributions,
(ii) such Member's share of Net Income and any items in the nature of income or gain that are specifically allocated to such Member and (iii) the amount of any IX, L.L.C. liabilities assumed by such Member or which are secured by any property distributed to such Member over (b) the sum of (i) such Member's share of Net Losses and any items in the nature of losses or expenses that are specifically allocated to such Member, (ii) any distributions to such Member and (iii) liabilities of such Member assumed by IX, L.L.C. or which are secured by any property contributed by such Member to IX, L.L.C. In determining the amount of any liability for purposes of this Section 4.1, there shall be taken into account ss. 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

                  (b) Notwithstanding any other provision in this Section 4.1 or elsewhere in this Agreement, each Member's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations thereunder, including ss.ss. 1.704-1(b)(2)(iv) and 1.704-2 of the Treasury Regulations. It is intended that appropriate adjustments shall thereby be made to Capital Accounts to give effect to any income, gain, loss or deduction (or items thereof) that is allocated pursuant to this Agreement.

            Section 4.2 Allocation of Net Income. Except as otherwise provided in this Article 4, Net Income of IX, L.L.C. for any period beginning as of the effectiveness of this Agreement (a "Post-Amendment Period") shall be allocated as follows and in the following order of priority:

                  (a) First, to the Class A Interest holder, to reverse prior allocations of Net Loss pursuant to Section 4.3(a), until such Class A Interest holder has received aggregate allocations of Net Income pursuant to this Section 4.2(a) for the current and all prior periods sufficient to offset any Net Loss allocated to such Member pursuant to Section 4.3(a) for all prior periods; and

                  (b) Thereafter, to the Members, in accordance with their respective Percentage Interests.

                  (c) Notwithstanding the foregoing, if immediately following any Capital Contribution and adjustments described in Section 3.3(b) the Percentage Interest of IX Holding is greater than the percentage determined by dividing the Excess Capital Account of IX Holding by the aggregate Excess Capital Accounts of all Members (determined in each case after taking into account the adjustment referred to in clause (c) of the definition of Net Income), then all Net Income of IX, L.L.C. shall be allocated to IX Holding until such percentage is equal to the Percentage Interest of IX Holding.

            Section 4.3 Allocation of Net Loss. Except as otherwise provided in this Article 4, Net Loss of IX, L.L.C. for any fiscal period shall be allocated as follows and in the following order of priority:

                  (a) First, to the Class A Interest holder until such Class A Interest holder has received aggregate allocations of Net Loss pursuant to this Section

4.3(a) in excess of such Class A Interest holder's aggregate allocations of Net Income pursuant to Section 4.2(a) for the current and all prior periods in an amount equal to $25 million; and

                  (b) Thereafter, to the Members in accordance with their respective Percentage Interests.

            Section 4.4 Additional Allocation Provisions.

                  (a) Regulatory Allocations. Notwithstanding the foregoing provisions of this Article 4, the following special allocations shall be made in the following order of priority:

                        (i) If there is a net decrease in Company Minimum Gain during a IX, L.L.C. taxable year, then each Member shall be allocated items of IX, L.L.C. income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with ss. 1.704- 2(g)(2) of the Treasury Regulations. This Section 4.4(a)(i) is intended to comply with the minimum gain chargeback requirements of ss. 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

                        (ii) If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any IX, L.L.C. taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with ss. 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of IX, L.L.C. income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of ss. 1.704-2(g)(2) of the Treasury Regulations. This Section 4.4(a)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of ss. 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

                        (iii) If any Member unexpectedly receives an adjustment, allocation or distribution of the type contemplated by ss. 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Treasury Regulations, items of income and gain shall be allocated to all such Members (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible. It is intended that this
      Section 4.4(a)(iii) qualify and be construed as a "qualified income offset" within the meaning of ss. 1.704-

      1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

                        (iv) If the allocation of Net Loss to a Member as provided in Section 4.3 hereof would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Net Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Loss that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to the limitations of this Section 4.4(a)(iv).

                        (v) To the extent that an adjustment to the adjusted tax basis of any IX, L.L.C. assets pursuant to ss. 734(b) of the Code, or ss. 743(b) of the Code is required, pursuant to ss. 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations or ss. 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations, to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest in IX, L.L.C., the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests in IX, L.L.C. in the event that ss. 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Members to whom such distribution was made in the event that ss. 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

                        (vi) The Nonrecourse Deductions for each taxable year of IX, L.L.C. shall be allocated to the Members in proportion to their Percentage Interests.

                        (vii) The Member Nonrecourse Deductions shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of ss. 1.752-2 of the Treasury Regulations) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

                        (viii) The allocations set forth in Section 4.4(a)(i) through (vii) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of ss.ss. 1.704-1(b) and 1.704-2(i) of the Treasury Regulations. Notwithstanding the provisions of Sections 4.2 and 4.3, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

                  (b) Tax Allocations.

                        (i) Except as provided in Section 4.4(b)(ii) hereof, for income tax purposes under the Code and the Treasury Regulations each IX, L.L.C. item of income, gain, loss and deduction shall be allocated between the Members as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to this Article 4.

                        (ii) Tax items with respect to IX, L.L.C. assets that are contributed to IX, L.L.C. with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated between the Members for income tax purposes pursuant to Treasury Regulations promulgated under ss. 704(c) of the Code, so as to take into account such variation. IX, L.L.C. shall account for such variation under any method approved under ss. 704(c) of the Code and the applicable Treasury Regulations as chosen by the Tax Matters Partner. If the Gross Asset Value of any IX, L.L.C. asset is adjusted pursuant to subparagraph (b), or subparagraph (c), of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such IX, L.L.C. asset shall take account of any variation between the adjusted basis of such IX, L.L.C. asset for Federal income tax purposes and its Gross Asset Value in the same manner as under ss. 704(c) of the Code and the Treasury Regulations promulgated thereunder under any method approved under ss. 704(c) of the Code and the applicable Treasury Regulations as chosen by the Tax Matters Partner. Allocations pursuant to this Section 4.4(b)(ii) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income, Net Losses and any other items or distributions pursuant to any provision of this Agreement.

                  (c) Other Provisions.

                        (i) For any fiscal year of IX, L.L.C. during which any part of an Interest is Transferred between the Members or to another Person, the portion of the Net Income, Net Losses and other items of income, gain, loss, deduction and credit that are allocable with respect to such part of an Interest shall be apportioned between the Transferor and the Transferee under any method allowed pursuant to ss. 706 of the Code and the applicable Treasury Regulations as agreed to by the Transferor and Transferee.

                        (ii) For purposes of determining a Member's proportional share of the "excess nonrecourse liabilities" of IX, L.L.C. within the meaning of ss. 1.752-3(a)(3) of the Treasury Regulations, each Member's interest in Net Income shall be such Member's Percentage Interest.

            Section 4.5 Distributions. Except as set forth in Section 13.3(d), distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board. Such distributions shall be allocated to the Members in accordance with their respective Percentage Interests.

            Section 4.6 Tax Distributions.

                  (a) Notwithstanding the provisions of Section 4.5, if it is anticipated that the allocations of Net Income for any year pursuant to Section 4.2(b) will result in the Members recognizing income with respect to IX, L.L.C. for such year, the Board shall make a good faith estimate of the amount of such taxable income to be recognized by each of the Members, and distributions of cash shall be made to each of the Members in an amount equal to the Effective Tax Rate multiplied by such Member's allocations of Net Income for such year pursuant to Section 4.2(b). Distributions required to be made pursuant to this
Section 4.6(a) shall be made in quarterly installments at such times as shall enable the Members to make quarterly estimated tax payments.

                  (b) The computation of the amounts required to be distributed pursuant to Section 4.6(a) for any year shall be adjusted (i) prior to each distribution for such year, (ii) upon the filing of IX, L.L.C.'s Federal income tax return for such year, (iii) upon any Final Determination of IX, L.L.C.'s taxable income for such year and (iv) at any other time when in the good faith determination of the Tax Matters Partner (subject to the approval of IX Holding, which approval shall not be unreasonably withheld) it appears that a prior estimate has been incorrect, in each case so as to take into account actual determinations and/or revised estimates of the Members' shares of taxable income for such year for Federal income tax purposes. Following any such adjustment, the amounts to be distributed pursuant to Section 4.6(a) shall be adjusted appropriately, or additional distributions shall be made, so as to give effect to such actual determinations and/or revised estimates.

            Section 4.7 Distributions in Cash. Except as otherwise provided herein, distributions made pursuant to this Agreement may be made only in cash.

            Section 4.8 Restrictions on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, IX, L.L.C. shall not make a distribution to any Member with respect to such Member's Interest if such distribution would violate Section 18-607 of the Act or other applicable law.

                                    Article 5
                            Board of Representatives

            Section 5.1 General. The Board of Representatives of IX, L.L.C. (the "Board") shall have authority over the affairs and property of IX, L.L.C. in accordance with the purposes and limitations set forth in this Agreement. The Board may exercise all powers and perform all acts not required to be exercised or performed by the Members under this Agreement or the Act. Subject to the authority of the Board, the day-to-day management of IX, L.L.C. shall be conducted by the officers of IX, L.L.C.

            Section 5.2 The Board.

                  (a) The Board shall consist of five representatives designated as follows:

                        (i) three representatives shall be designated by IX, Inc.; and

                        (ii) two representatives shall be designated by IX Holding (each, a "Representative" and, all together, the "Representatives").

IX, Inc. hereby designates Walter A. Forbes, John Sculley and William E. Lipner as its initial Representatives; IX Holding hereby designates David C. Hodgson as one of its initial Representatives.

                  (b) In the event of a "Put Default" (as defined in the Master Investors Rights Agreement), the number of Representatives on the Board shall automatically be increased from five to seven, of which four Representatives shall be designated by IX Holding and three representatives shall be designated by IX, Inc. Upon cure by IX, L.L.C. of any Put Default or repayment of the Company Notes (as defined in the Master Investors Rights Agreement) following a Put Default, then, notwithstanding anything to the contrary contained herein, the Board shall consist solely of three Representatives, all of whom shall be designated by IX, Inc.

                  (c) A Member may change any of its Representatives at any time by notice to the other Members, such change to be effective two Business Days following such notice or such other date as provided in such notice or agreed by the Members but in no event in any manner as would nullify any action theretofore taken by the Board prior to the giving of such notice. A Member shall fill any vacancy resulting from the removal, death or resignation of any of its Representatives as promptly as possible.

                  (d) No Representative in his or her capacity as a Representative (or Chairman) shall have the legal authority individually to bind IX, L.L.C.

                  (e) Each Representative shall serve without compensation (other than receipt of reimbursement of reasonable expenses in connection with such Representative's service as a Representative) from IX, L.L.C.

            Section 5.3 Meetings. The Board shall meet quarterly or upon the call of any three Representatives or the Chairman, either in person or by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other, or by video conference, at the IX, L.L.C. offices or such other place as may be agreed from time to time by the Board (unless such meeting shall be waived by a writing signed by all the Representatives). Written notice of all meetings of the Board shall be given, in compliance with the procedures set forth in Section 14.4, to all Representatives not less than five days before the time of the meeting (which notice may be waived by any Representative in writing or by participating in such meeting except for the purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called); provided, however, that notice of special meetings to discuss matters requiring prompt attention may be given to all Representatives, facsimile, email or telephone not less than 24 hours before the time of the meeting. If the Secretary of IX, L.L.C. is not present at a meeting of the Board, then the Board shall designate an employee or advisor of IX, L.L.C. or a Representative to serve as the secretary of the Board and such person shall record and promptly distribute to each Representative the minutes of any such meeting.

            Section 5.4 Quorum. No action may be taken at a meeting of the Board unless a simple majority (i.e., more than 50%) of the Representatives is present (in person or by proxy) at such meeting.

            Section 5.5 Voting; Proxies.

                  (a) Except as set forth in Section 5.5(b), the Board shall act by a vote of a simple majority (i.e., more than 50%) of the entire Board at a meeting or by written consent as provided in Section 5.5(b). Each Representative shall have one vote, which may be exercised in person or by proxy. Each proxy shall be revocable at the pleasure of the Representative executing it, provided that unless a proxy by its terms expressly provides for a specific revocation date, revocation of such proxy shall not be effective unless and until such revocation is executed in writing by the Representative who executed such proxy and such revocation is filed with the Secretary of the Board prior to the voting of such proxy.

                  (b) The following actions shall require the affirmative vote of a majority of the Representatives, including at least one Representative designated by IX Holding:

                        (i) Any material change in the Business of IX, L.L.C.;

                        (ii) Permitting IX, L.L.C. to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the sale, purchase, exchange or lease of assets, properties or services) with any Member or any Affiliate of a Member (each an "Affiliate Transaction"), or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction (each a "Modification of an Affiliated Transaction"); provided, however, that the affirmative vote of at least one Representative designated by IX Holding is not required for any Affiliate Transaction or Modification of an Affiliated Transaction if such transaction is on terms no less favorable than those IX, L.L.C. would obtain in a comparable arm's length transaction and such transaction is valued at less than $100,000 per annum; and

                        (iii) any amendment or other modification of this Agreement other than those set forth in Section 14.13(a)(i)-(vi).

                  (c) Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the Representatives and such consent is filed with the minutes of the proceedings of the Board.

            Section 5.6 Fiduciary Duties. Subject to the provisions of the Master Investors Rights Agreement, each Representative shall have the same fiduciary duties as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation a provision eliminating certain liabilities of directors as provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware).

            Section 5.7 Committees of the Board. The Board may, by resolution passed by a vote of the entire Board, designate one or more committees, each committee to consist of two or more Representatives of IX, L.L.C. and each to consist of a majority of Representatives designated by IX, Inc.; provided, however, that any such committee must consist of at least one Representative designated by IX Holding. The Board may designate one or more Representatives as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of IX, L.L.C., and may authorize the seal of IX, L.L.C. to be impressed on all papers that may require it, to the extent permitted by the Act, the Certificate and this Agreement; provided, however, that the authority and power relating to the actions set forth in Section 5.5(b) shall remain exclusively with the Board, and shall not be delegated to any committee thereof. At all meetings of any such committee, a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business, other than on rules set forth in this Section 5.7. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 5 of this Agreement.

                                    Article 6
                                    Officers

            Section 6.1 Executive Officers. The Board shall elect as executive officers of IX, L.L.C. a Chairman and Chief Executive Officer, a President, a Chief Operating Officer, a Secretary and a Treasurer, and may elect as executive officers of IX, L.L.C. one or more Chairmen Emeritus, Vice Chairmen, Executive Vice Presidents and Senior Vice Presidents. All such executive officers elected by the Board are referred to in this Agreement as "Executive Officers"and any such position filled by an Executive Officer is referred to as an "Executive Office". The Board may from time to time appoint such other officers and agents of IX, L.L.C. as the interests of IX, L.L.C. may require and may fix their duties and terms of office. To the extent permitted by law, any number of offices may be held by the same person.

            Section 6.2 Other Officers. In addition to the Executive Officers elected by the Board pursuant to Section 6.1, the Chairman and Chief Executive Officer, the President and the Chief Operating Officer may from time to time appoint such other officers of IX, L.L.C., including Vice Presidents, Assistant Vice Presidents, Staff Vice Presidents, Assistant Secretaries, Assistant Treasurers and Controllers, as the interests of IX, L.L.C. may require (the "Other Officers"); provided, however, that no Other Officer may be appointed to the office of Chairman Emeritus, Vice Chairman, President, Chief Operating Officer, Executive Vice President, Senior Vice President, Secretary or Treasurer. Each appointment of an Other Officer shall be in writing and shall set forth the duties of the Other Officer being appointed and, subject to Section 6.3, such officer's term of office. Any such position filled by an Other Officer is referred to in this Agreement as an "Other Office".

            Section 6.3 Term of Office. Each Executive Officer shall hold office until such officer's successor is elected and qualified by the Board, or until such officer's earlier death, resignation, retirement or removal. Each Other Officer shall hold office for a term to be decided by the appointing Chairman and Chief Executive Officer, President or Chief Operating Officer; provided, however, that no such term shall be for a period longer than the term of office of the appointing Chairman and Chief Executive Officer, President or Chief Operating Officer.

            Section 6.4 Removal of Officers. Any Executive Officer or Other Officer may be removed from office with or without cause at any time by the Board. Any Other Officer may also be removed from office at any time with or without cause by the Chairman and Chief Executive Officer, the President or the Chief Operating Officer.

            Section 6.5 Vacancies. A vacancy in any Executive Office or Other Office arising from any cause may be filled for the unexpired portion of the term by the Board. A vacancy in any Other Office arising from any cause may also be filled for the unexpired portion of the term by the Chairman and Chief Executive Officer, the President or the Chief Operating Officer.

            Section 6.6 Compensation of Officers. The salaries or compensation, if any, of all Executive Officers shall be fixed by the Board. The salaries or compensation of the Other Officers and division officers, if there be any, may be fixed from time to time by the Board, the Chairman and Chief Executive Officer, the President or the Chief Operating Officer.

            Section 6.7 Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be Chairman of the Board and of the Executive Committee, if any, shall be the chief executive officer of IX, L.L.C. and, subject to the control of the Board, shall have general charge and control of the business and affairs of IX, L.L.C. with power and authority, when acting in the ordinary course of business of IX, L.L.C., in the name and on behalf of IX, L.L.C. and under its seal attested by the Secretary or an Assistant Secretary of IX, L.L.C. or otherwise, to (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver all stocks, bonds, evidence of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by IX, L.L.C., (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of IX, L.L.C. Such officer shall preside at all meetings of Members of IX, L.L.C. and the Board at which such officer is present. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of Chairman and Chief Executive Officer, or are delegated to such officer from time to time by the Board or are or may at any time be authorized or required by law.

            Section 6.8 Chairman Emeritus and Vice Chairmen of the Board. The Chairman Emeritus and Vice Chairmen of the Board, if there by any, shall be members of the Board and shall have such powers and perform such duties as may from time to time be assigned to them by the Board, the Chairman and Chief Executive Officer, the President or the Chief Operating Officer.

            Section 6.9 President. The President shall be responsible for directing, administering and coordinating the business operations of IX, L.L.C. in accordance with policies, goals and objectives established by the Board and the Chairman and Chief Executive Officer with power and authority, when acting in the ordinary course of business of IX, L.L.C., in the name and on behalf of IX, L.L.C. and under its seal attested by the Secretary or an Assistant Secretary of IX, L.L.C., or otherwise, to (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver all stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by IX, L.L.C., (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and
(v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and delivery notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of IX, L.L.C. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of President or which are delegated to such officer by the Chairman and Chief Executive Officer. In the absence of the Chairman and Chief Executive Officer, the President shall perform all duties and may exercise all powers of the Chairman and Chief Executive Officer and shall preside at meetings of Members of IX, L.L.C. and the Board.

            Section 6.10 Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of IX, L.L.C. responsible for directing, administering and coordinating the business operations of IX, L.L.C. in accordance with policies, goals and objectives established by the Board and the Chairman and Chief Executive Officer with power and authority, when acting in the ordinary course of business of IX, L.L.C., in the name and on behalf of IX, L.L.C. and under its seal attested by the Secretary or an Assistant Secretary of IX, L.L.C., or otherwise, to (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver all stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by IX, L.L.C., (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and delivery notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of IX, L.L.C. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of Chief Operating Officer, or which are delegated to such officer by the Chairman and Chief Executive Officer. In the absence of the Chairman and Chief Executive Officer and the President, the Chief Operating Officer shall perform all duties and may exercise all powers of the Chairman and Chief Executive Officer and the President and shall preside at meetings of Members of IX, L.L.C. and the Board.

            Section 6.11 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents Elected by the Board. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents elected by the Board pursuant to Section 6.1, if there be any, shall have such powers and perform such duties as may from time to time be assigned to them by the Board, the Chairman and Chief Executive Officer, the President or the Chief Operating Officer.

            Section 6.12 Secretary. The Secretary shall record the proceedings of all meetings of Members of IX, L.L.C. and of the Board which such officer attends in books to be kept for that purpose. Such officer shall attend to the giving and serving of all notices on behalf of IX, L.L.C., shall have custody of the records and the seal of IX, L.L.C. and shall affix the seal to any instrument which requires the seal of IX, L.L.C. Such officer shall, in general, perform all the duties and functions incident to the office of Secretary and shall also perform such other duties as may from time to time be assigned to such officer by the Board, the Chairman and Chief Executive Officer, the President or the Chief Operating Officer.

            Section 6.13 Treasurer. The Treasurer shall have custody and control of all funds and securities of IX, L.L.C., except as otherwise provided by the Board. Such officer shall keep full and accurate accounts of all receipts and disbursements of IX, L.L.C. in books to be kept for that purpose, shall deposit all money and other valuable effects in the name and to the credit of IX, L.L.C. in such depositories as may be designated by the Board, and shall render to the Chairman and Chief Executive Officer, the President, the Chief Operating Officer or the Board, whenever any of them may require it, an account of all such officer's transactions as Treasurer and an account of the financial condition of IX, L.L.C. Such officer shall also perform such other duties as may from time to time be assigned to such officer by the Board, the Chairman and Chief Executive Officer, the President or the Chief Operating Officer.

            Section 6.14 Powers and Duties of Other Officers. The Other Officers shall have such powers and perform such duties as may from time to time be assigned to them by the Board, the Chairman and Chief Executive Officer, the President or the Chief Operating Officer.

                                    Article 7
                                     Members

            Section 7.1 Members. The name and the business, residence or mailing address of each of the Members are set forth on Schedule IA.

            Section 7.2 Admission of New Members. No new Members shall be admitted except in accordance with Article 11. The Members also covenant and agree that if new Interests are issued following compliance with Sections 2, 3 or 4 of the Master Investors Rights Agreement, they shall in good faith and as expeditiously as possible admit any third party that purchases such Interests as a Member and take all necessary action to amend this Agreement to admit such third party and to make whatever equitable adjustments to the parties' Interests as are necessary.

            Section 7.3 Power of Members. The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Act. Except as otherwise specifically provided by this Agreement or required by the Act, no Member shall have the power to act for or on behalf of, or to bind, IX, L.L.C.

            Section 7.4 Meetings.

                  (a) Meetings of the Members shall be held at such times as the Board shall from time to time determine or at the request of a Member.

                  (b) Written notice shall be given to each Member of each meeting of the Members, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Member, if by mail, not more than 30 days and not less than 15 days (or if by telecopy, telegraph, cable, or other form of recorded communication, or delivered personally or by telephone, not less than ten days before the day on which such meeting is to be held. A written waiver of notice, signed by the Member entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Members need be specified in any written waiver of notice thereof. Attendance of a Member at a meeting of the Members shall constitute a waiver of notice of such meeting, except as provided by law.

                  (c) The Members may hold meetings at IX, L.L.C.'s principal place of business or such other place as IX, Inc. and IX Holding may mutually consent.

                  (d) Any Member may participate in a meeting of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                  (e) At each meeting of the Members, the Chairman shall act as chairman of the meeting and preside. If the Secretary of IX, L.L.C. is not present at a meeting of the Members then the Chairman shall appoint someone at the meeting to act as secretary and to keep the minutes of such meeting.

            Section 7.5 Quorum and Voting. A quorum of any meeting of the Members shall require the presence of IX, Inc. and IX Holding. No action at any meeting may be taken by the Members unless a quorum is present. Each Member shall be entitled to such voting rights that are proportioned to his, her or its Percentage Interest. Unless otherwise required by law, the Members shall act by a vote of a simple majority in interest (i.e, more than 50%) of all the Members; provided that, such majority includes IX, Inc.

            Section 7.6 Actions Without a Meeting. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by IX, Inc. and IX Holding and such consent is filed with the minutes of the proceedings of the Members.

            Section 7.7 Authorized Representatives. Any Member that is not an individual may participate in any meeting of the Members by authorizing one or more representatives of such Member to attend in person or participate by means of conference telephone or similar communications equipment, and participation in a meeting by such a duly authorized representative of such Member shall constitute presence in person at such meeting by such Member; provided that, only one such representative of a Member may be authorized to vote on any matter on which such Member is entitled to vote.

            Section 7.8 Resignation. A Member may not resign from IX, L.L.C. prior to a Dissolution Event. A resigning Member shall not be entitled to receive any distribution and shall not be entitled to receive the Fair Market Value of its Interest except as expressly provided in this Agreement.

                                    Article 8
                      Accounting; Financial and Tax Matters

            Section 8.1 Accounting Method. IX, L.L.C. shall keep its accounting records and shall report its profits or losses on the accrual method of accounting in accordance with GAAP.

            Section 8.2 Accounting Records. IX, L.L.C. shall keep complete and accurate business and accounting records reflecting all transactions of IX, L.L.C. Such accounting records shall be kept in accordance with GAAP consistently applied and, to the extent inconsistent therewith, in accordance with this Agreement. IX, L.L.C. shall also keep all records required to be kept pursuant to the Act. IX, L.L.C.'s records, together with a copy of this Agreement and of the Certificate, shall be maintained at the principal place of business of IX, L.L.C. and shall be subject to inspection or examination by each Member and its duly authorized representatives at all reasonable times for any purpose reasonably related to such Member's interest as a member of IX, L.L.C.

            Section 8.3 Financial Statements.

                  (a) As soon as practicable but in any event within 45 days after the end of the first fiscal period and each of the first three quarters of each fiscal year of IX, L.L.C., the financial officers of IX, L.L.C. shall prepare and distribute to each Member financial statements of IX, L.L.C. (which need not be examined or reported on by an independent certified public accountant), which shall include a balance sheet of IX, L.L.C. as of the end of the first fiscal period or such fiscal quarter, as the case may be, a statement of Net Income and Net Loss for the first fiscal period or such fiscal quarter, as the case may be, and a statement of cash flows of IX, L.L.C. for the first fiscal period or such fiscal quarter, as the case may be, all in reasonable detail, setting forth in each case in comparative form the information for the corresponding period (or periods) of the previous fiscal year, if any.

                  (b) As soon as practicable but in any event within 120 days after the close of each fiscal year of IX, L.L.C., IX, L.L.C. shall cause to be prepared and delivered to each Member the following financial statements, accompanied by the audited report thereon of the independent accountants for IX,
L.L.C.: (i) a balance sheet of IX, L.L.C. as at the end of such fiscal year;
(ii) a statement of Net Income and Net Loss for such fiscal year; (iii) a statement of cash flows of IX, L.L.C. for such fiscal year; and (iv) a statement of the Members'

Capital Accounts and changes therein for such fiscal year, all in reasonable detail, setting forth in each case in comparative form all the information for the corresponding period (or periods) of the previous fiscal year, if any.

                  (c) IX, L.L.C. shall provide to the Members any other information about IX, L.L.C.'s financial position and affairs as may be reasonably requested from time to time by a Member.

            Section 8.4 Bank and Investment Accounts. All funds of IX, L.L.C. shall be deposited in its name, or in such name as may be designated by the Board, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Board. The funds of IX, L.L.C. shall not be commingled with the funds of any Person. All withdrawals of such deposits or liquidations of such investments by IX, L.L.C. shall be made exclusively upon the signature or signatures of an officer or officers of IX, L.L.C. as the Chairman and Chief Executive Officer may designate.

            Section 8.5 Tax Matters Partner.

                  (a) The Tax Matters Partner (as such term is defined in
Section 6231(a)(7) of the Code) of IX, L.L.C. shall be the Person so defined in
Section 1.1 or any successor Tax Matters Partner designated by the Members in accordance with this Agreement. Each Member, by its execution of this Agreement, consents to such designation of the Tax Matters Partner, and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

                  (b) Prompt notice shall be given to the Board and the Members upon receipt of advice that the Internal Revenue Service or another taxing authority intends to examine any income tax returns or record or books of IX, L.L.C. and of any notice from the Internal Revenue Service in any administrative proceeding at any IX, L.L.C. level relating to the determination of any item of income, gain, loss, deduction or credit of IX, L.L.C., in each case together with a copy of such Internal Revenue Service notice (or other taxing authority). Notwithstanding anything to the contrary herein, the Tax Matters Partner shall not take any action without the prior approval (not to be unreasonably withheld) of IX Holding.

            Section 8.6 Taxes.

                  (a) IX, L.L.C. shall prepare, or cause to be prepared, and shall file all tax returns, be they information returns or otherwise, which are required to be filed with the Internal Revenue Service, state and local tax authorities and foreign tax jurisdictions, if any.

                  (b) IX, L.L.C. shall furnish the Members with all information relating to IX, L.L.C. required to be reported in the tax returns of the Members for tax jurisdictions in which IX, L.L.C. is considered to be doing business, including a report indicating each Member's share for income tax purposes of IX, L.L.C.'s income, gain, credits, losses and deductions within 75 days after the end of IX, L.L.C.'s fiscal year.

                  (c) Except as otherwise provided in this Agreement, including this Section 8.6(c), all determinations as to tax elections shall be made by the Tax Matters Partner. The Tax Matters Partner shall cause IX, L.L.C. to make a
Section 754 election upon request of any Member.

                  (d) IX, L.L.C. shall be treated as a partnership for U.S. Federal income tax purposes.

            Section 8.7 Accounting Decisions. All determinations as to accounting principles shall be made by the Board in accordance with this Agreement. IX, L.L.C.'s independent accountants shall be Arthur Andersen LLP or, any successor accountants designated by the Board.

                                    Article 9
                     Liability; Exculpation; Indemnification

            Section 9.1 Liability of Members; Limitation of Liability.

                  (a) Except as otherwise required by any non-waivable provision of the Act (or other applicable law) or as otherwise expressly provided for herein: (i) no Member shall be personally liable in any manner whatsoever for any debt, liability or other obligation of IX, L.L.C., whether such debt, liability or other obligation arises in contract, tort, or otherwise; and (ii) no Member shall in any event have any liability whatsoever in excess of (A) the amount of its Capital Contributions, (B) its share of any assets and undistributed profits of IX, L.L.C. and (C) the amount of any wrongful distribution to such Member, if, and only to the extent, such Member has actual knowledge (at the time of the distribution) that such distribution is made in violation of Section 18-607 of the Act.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, in no event shall IX, L.L.C. or any Member be liable for any consequential or punitive damages, whether foreseeable or not, occasioned by any failure of a party to perform or the breach of any obligation of a party under this Agreement or for any cause whatsoever whether or not caused by the negligence of a party. In no event shall any projections or forecasts by any Person, unless expressly set forth in this Agreement, be binding as commitments or, in any way, promises by such Person.

            Section 9.2 Exculpation.

                  (a) For purposes of this Agreement, "Covered Person" shall mean any Representative, any Member, any Affiliate of a Member, and any officer, director, shareholder, partner, member, employee or agent of a Member or any Affiliate thereof, and any officer, employee or authorized agent of IX, L.L.C.

                  (b) No Covered Person shall be liable to IX, L.L.C. or any other Covered Person for any claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlement costs and expenses (including, interest, penalties, fees and reasonable expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party or between the indemnified party and any third party, or otherwise) ("Losses") incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of IX, L.L.C. and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such Losses incurred by reason of such Covered Person's gross negligence or willful misconduct.

                  (c) A Covered Person shall be fully protected in relying in good faith upon the records of IX, L.L.C. and upon such information, opinions, reports or statements presented to IX, L.L.C. by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of IX, L.L.C., including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

            Section 9.3 Duties and Liabilities of Covered Persons.

                  (a) To the extent that, at law or in equity, any Covered Person has duties (including fiduciary duties) and liabilities related thereto to IX, L.L.C. or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to IX, L.L.C. or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

                  (b) Subject to the provisions of Section 5.6 of this Agreement, unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Covered Persons, or (ii) whenever this Agreement or any other agreement contemplated herein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to IX, L.L.C. or any Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                  (c) Subject to the provisions of Section 5.6 of this Agreement, whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting IX, L.L.C. or any other Person, or (ii) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

            Section 9.4 Indemnification by IX, L.L.C.

                  (a) To the fullest extent permitted by applicable law, IX, L.L.C. shall indemnify, defend and hold harmless any Covered Person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought against such Covered Person (in connection with the business of IX, L.L.C.) or otherwise, whether civil, criminal, administrative or investigative, including an action by or in the right of IX, L.L.C. to procure a judgment in its favor, by reason of the fact that such Covered Person is or was a Representative, Member, officer, employee or agent of IX, L.L.C., or that such Covered Person is or was serving at the request of IX, L.L.C. as a partner, member, manager, director, officer, trustee, employee or agent of another Person, against all Losses. Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Covered Person if a judgment or other final adjudication adverse to such Covered Person establishes that his or her acts were committed in bad faith or constituted intentional misconduct or gross negligence.

                  (b) Any indemnification under Section 9.4(a) (unless ordered by a court) shall be made by IX, L.L.C. only as authorized in the specific case upon a determination that the indemnification of the Covered Person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.4(a). Such determination shall be made by the Board or, if the Board so directs, by independent legal counsel in a written opinion; provided, however, that if the person seeking indemnification under this section is a Representative, then such Representative shall not participate in such determination by the Board. Any indemnification payment shall be payable only out of and to the extent of IX, L.L.C.'s assets, and no Covered Person shall have any liability therefor.

                  (c) IX, L.L.C. shall, in the discretion of the Board, pay expenses incurred in defending any action, suit or proceeding described in
Section 9.4(a) (including reasonable legal fees and expenses of counsel and other experts) in advance of the final disposition of such action, suit or proceeding upon receipt by IX, L.L.C. of an undertaking, in form satisfactory to the Board or IX, L.L.C.'s legal counsel, to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by Section 9.4(a).

                  (d) The indemnification provided by this Section 9.4 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, determination of the Board or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9.4 shall continue as to a Covered Person who has ceased to be a Representative, Member, officer, employee or agent (or other Person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such Person.

                  (e) The provisions of this Section 9.4 shall be a contract between IX, L.L.C., on the one hand, and each Covered Person who served in such capacity at any time while this Section 9.4 is in effect, on the other hand, pursuant to which IX, L.L.C. and each such Covered Person intend to be legally bound. No repeal or modification of this Section 9.4 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

            Section 9.5 Insurance. IX, L.L.C. may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of IX, L.L.C. or such indemnities, regardless of whether IX, L.L.C. would have the power to indemnify such Person against such liability under the provisions of this Agreement. To the extent consistent with the provisions of
Section 9.4, IX, L.L.C. may enter into indemnity contracts with Covered Person and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 9.4 hereof and containing such other procedures regarding indemnification as are appropriate.

            Section 9.6 Notice and Opportunity to Defend.

                  (a) All claims by a Covered Person shall be asserted and resolved as follows: promptly after receipt by the Covered Person of notice of any claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of a claim including any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Covered Person shall give notice thereof (the "Claims Notice") to the party against whom such claims are asserted under this Article 9 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Covered Person.

                  (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Covered Person of its intent to do so, and the Covered Person shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Covered Person of its election as herein provided or contests its obligation to indemnify under this Agreement, the Covered Person may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Covered Person may settle or compromise any Asserted Liability over the objection of the other; provided, however, consent to settlement or compromise shall not be unreasonably withheld or delayed. In any event, the Covered Person and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Covered Person shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   Article 10
                                Certain Covenants

            Section 10.1 Other Businesses of the Members. Except as otherwise provided by written agreement entered into with IX, L.L.C., a Member and any Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the Business of IX, L.L.C., and IX, L.L.C. and the other Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the Business of IX, L.L.C., shall not be deemed wrongful or improper.

                                   Article 11
                                    Transfers

            Section 11.1 General Restrictions. Members shall not, directly or indirectly, Transfer all or any fraction of their Interests except in accordance with the Master Investors Rights Agreement.

            Section 11.2 Additional Conditions to Transfers. In addition to all other terms and conditions contained in this Agreement, no Transfers to which the provisions of Section 11.1 would apply shall be completed or effective for any purpose unless prior thereto the Transferee shall have executed and delivered to IX, L.L.C. an agreement by which it shall become a party to and be bound by the applicable terms and provisions of this Agreement.

            Section 11.3 Effect of Transfer. Upon consummation of any Transfer of an Interest in accordance with the provisions of this Agreement, (a) the Transferee shall be admitted as a Member (if not already a Member) and for purposes of this Agreement such Transferee shall be deemed a Member, (b) the transferred Interest shall continue to be subject to all the provisions of this Agreement and (c) the Capital Account (or applicable portion thereof in the case of a Transfer of less than all of the Interest of the Transferor) of the Transferor shall be transferred to the name of such Transferee at the close of business on the effective date of such Transfer. No Transfer shall relieve the Transferor (or any of its Affiliates) of any of their obligations or liabilities under this Agreement arising prior to the closing of the consummation of such Transfer.

            Section 11.4 Endorsement of Certificates.

                  (a) Upon the execution of this Agreement, in addition to any other legend which IX, L.L.C. may deem advisable under the Securities Act and certain state securities laws, all certificates representing issued and outstanding Interests shall be endorsed at all times unless the legend has been removed pursuant to Section 11.4(d) as follows:

      THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT, DATED AS OF OCTOBER 18, 1999, BETWEEN THE MEMBERS OF IX, L.L.C. AND THE MASTER INVESTORS RIGHTS AGREEMENT, DATED OCTOBER 18, 1999, BETWEEN IX, INC., IX HOLDING CO., INC., INSIGHTEXPRESS, L.L.C. AND THE OTHER PARTIES THERETO. COPIES OF THE ABOVE-REFERENCED AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF IX, L.L.C.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

                  (b) Except as otherwise expressly provided in this Agreement, all certificates or other instruments representing Interests hereafter issued to or acquired by any of the Members or their successors, assigns or Transferees shall bear the legends set forth above, and the Interests represented by such certificates or instruments shall be subject to the applicable provisions of this Agreement. The obligations of each party hereto shall be binding upon each Transferee to whom Interests are Transferred by any party hereto, whether or not such Transfer is permitted under the terms of this Agreement. Prompt notice shall be given to IX, L.L.C. and each Member by the Transferor of any Transfer of any Interest.

                  (c) The second paragraph of the legend set forth in Section 11.4(a) shall be removed from a particular certificate representing Interests, at the written request of a Member, when an opinion of counsel has been delivered to IX, L.L.C. to the effect that any such security may be freely sold to the public without compliance with the registration provisions of the Securities Act. Such counsel may include an attorney who is an employee of a Member and such opinion shall be subject to the reasonable approval of the Board.

                  (d) Whenever the restrictions imposed by this Agreement shall terminate as to any particular Interests, the holder thereof shall be entitled to receive from IX, L.L.C., without expense, upon delivery to IX, L.L.C. of the existing certificate representing Interests, a new certificate not bearing the respective legends otherwise required pursuant to this Section 11.4.

            Section 11.5 Improper Transfer. Any attempt to Transfer any Interests other than in accordance with the terms of this Agreement shall be null and void and neither IX, L.L.C. nor any transfer agent of such securities shall give any effect to such attempted Transfer or encumbrance in its records of Interests.

                                   Article 12
                         Representations and Warranties

            Each Member, severally and not jointly with the other Members, represents and warrants that:

            Section 12.1 Due Organization and Authority. It is an entity duly organized, validly existing and in good standing under the laws of the state or other governmental entity in which it was incorporated or formed and has all requisite corporate or company power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

            Section 12.2 Authority to Execute and Perform Agreement. It has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which it is or will be a party and to perform fully its obligations hereunder and thereunder. This Agreement and each and every agreement and instrument contemplated hereby to which it is or will be a party has been or will be duly executed and delivered by it, and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of it enforceable against it in accordance with their respective terms. The execution and delivery by it of this Agreement and each and every other agreement and instrument contemplated hereby to which it is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance by it of this Agreement and each such other agreement and instrument in accordance with their respective terms and conditions will not (a) violate any provision of the articles of incorporation, by-laws, certificate of formation or operating agreement (or comparable instruments) of it; (b) require it to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Agency or any other Person; (c) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which it is a party or by or to which it or any of its properties is or may be bound or subject; or (d) violate any law or order of any Governmental Agency applicable to it.

                                   Article 13
              Termination; Dissolution; Liquidation and Winding-Up

            Section 13.1 Termination of IX, L.L.C. The term of the Agreement (the "Term") shall commence on the Effective Date and, in the event of the occurrence of a Dissolution Event, this Agreement and IX, L.L.C. shall be terminated on the 90th day after the occurrence of such event.

            Section 13.2 Events of Dissolution. IX, L.L.C. shall be dissolved upon any of the following (each a "Dissolution Event"):

                  (a) at the option of the Board, following the expiration of 60 days after the Transfer of all or substantially all of the assets, properties and business of IX, L.L.C.;

                  (b) the affirmative agreement of IX, Inc. and IX Holding for a dissolution of IX, L.L.C.; and

                  (c) upon the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

            Section 13.3 Liquidation and Winding-Up. If IX, L.L.C. is dissolved, IX, L.L.C. shall be liquidated and wound up in accordance with the Act and the following provisions:

                  (a) The financial officers of IX, L.L.C. shall be directed to prepare a balance sheet, income statement and statement of cash flows of IX, L.L.C. in accordance with GAAP as of the date of dissolution and for the period ended on such date, which balance sheet shall be reported upon by IX, L.L.C.'s independent public accountants.

                  (b) The assets, properties and business of IX, L.L.C. shall be liquidated by the Board as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice. Notwithstanding the foregoing, if it is determined by the Board not to sell all or any portion of the properties and assets of IX, L.L.C. such properties and assets shall be distributed in kind in the order of priority set forth in subparagraph (d); provided, however, that the Fair Market Value of such properties and assets shall be used in determining the extent and amount of a distribution in kind of such properties and assets in lieu of actual cash proceeds of any sale or other disposition thereof.

                  (c) Net Income or Net Loss of IX, L.L.C. for the year of liquidation shall be credited or charged to the Capital Accounts of the Members in accordance with the allocation provisions set forth in Article 4.

                  (d) The proceeds of sale of all or substantially all of the properties and assets of IX, L.L.C. and all other properties and assets of IX, L.L.C. not sold, as provided in subparagraph (b) above, and valued at the Fair Market Value thereof as provided in such subparagraph (b), shall be applied and distributed as follows, and in the following order of priority:

                        (i) First, to the payment of all debts and liabilities of IX, L.L.C. and the expenses of liquidation not otherwise adequately provided for;

                        (ii) Second, to the setting up of any reserves that are reasonably necessary for any contingent unforeseen liabilities or obligations of IX, L.L.C. or of the Members arising out of, or in connection with, IX, L.L.C.; and

                        (iii) Third, to the Members in proportion to the positive balances of their respective Capital Accounts until the remaining balances of all such accounts are zero.

                  (e) A Certificate of Cancellation shall be filed with the Secretary of State of the State of Delaware by the Members.

            Section 13.4 Survival After Termination. Upon termination of this Agreement, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the breach or violation of the representations, warranties, covenants, acknowledgments or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 1.1, 13.3, 13.4 and 13.5 and Articles 8, 9 and 14 shall survive any termination of this Agreement.

            Section 13.5 Claims of the Members. Unless otherwise provided herein, Members and former Members shall look solely to IX, L.L.C.'s assets for the return of their contributions to IX, L.L.C., and if the assets of IX, L.L.C. remaining after payment of or due provision for all debts, liabilities and obligations of IX, L.L.C. are insufficient to return such contributions, the Members and former Members shall have no recourse against IX, L.L.C. or any other Member.

                                   Article 14
                                  Miscellaneous

            Section 14.1 Governing Law. This Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware.

            Section 14.2 Consent to Jurisdiction and Service of Process. Any claim arising out of or relating to this Agreement may be instituted in any Federal court of the Southern District of New York or any state court located in New York County, State of New York, and each Member agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that (i) any claim that it is not subject personally to the jurisdiction of such court, (ii) the claim is brought in an inconvenient forum, (iii) the venue of the claim is improper or
(iv) this Agreement, or the subject matter hereof may not be enforced in or by such court. Each Member further irrevocably submits to the jurisdiction of such court in any such claim. Nothing herein contained shall be deemed to affect the right of any Member to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

            Section 14.3 Cooperation. Each Member will provide the information, cooperation and assistance which the Board reasonably requires to comply with any terms of this Agreement, obtain any consents, approvals or permits required by or as a result of this Agreement.

            Section 14.4 Notice. All notices and other communications hereunder shall be in writing and shall be deemed effective or given upon (a) transmitter's confirmation of receipt when sent by facsimile transmission, (b) confirmed delivery by a recognized courier service or an affidavit of the messenger when delivered by hand or (c) the expiration of seven calendar days after the day when mailed by certified or registered mail, postage prepaid, addressed to the addresses set forth in Section 2.4 in the case of IX, L.L.C. or set forth on Schedule IA for all Members until such time as IX, L.L.C. or a Member designates a different or additional address or addresses.

            Section 14.5 Assignment. A party may not assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the Members, which consent may be granted or withheld in the Members' sole discretion, except to a Transferee pursuant to the terms of Article 11.

            Section 14.6 No Agency. None of the Members shall be or hold itself out as agent of any other Member under this Agreement.

            Section 14.7 Entire Agreement; No Waiver. This Agreement and the Master Investors Rights Agreement contain the full understanding of the parties with respect to the subject matter covered herein and therein and supersede any previous agreements between the parties regarding such subject matter. This Agreement cannot be changed or terminated orally. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Members against whom the waiver is to be effective. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof and no waiver of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement.

            Section 14.8 Preservation of Remedies. The rights and remedies provided herein are cumulative and are not exclusive of any other rights or remedies contained herein or that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, acknowledgment or agreement contained in this Agreement or any document delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, acknowledgment or agreement contained in this Agreement or any document delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            Section 14.9 No Right to Partition. The Members, on behalf of themselves and their shareholders, partners, members, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of IX, L.L.C. or any asset of IX, L.L.C., or any interest which is considered to be property of IX, L.L.C., regardless of the manner in which title to such property may be held.

            Section 14.10 Severability. Any provision of this Agreement which is illegal, void or unenforceable by or contrary to law will be ineffective to the extent only of that illegality, voidness or unenforceability by or contrariness to law, without invalidating the remaining provisions of this Agreement. In such event, the parties shall negotiate in good faith a new provision which is not illegal, void or unenforceable by or contrary to law and which provides, or would provide the parties, with the same or equivalent benefits and participation as are provided by the provision which is illegal, void or unenforceable by or contrary to law.

            Section 14.11 Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be taken together, when duly executed by all named parties to the Agreement, to constitute a single Agreement.

            Section 14.12 Fees and Expenses. IX, L.L.C. shall pay all (up to $100,000 in the aggregate) fees and expenses incurred by IX Holding and General Atlantic Service Corporation, a Delaware corporation, in connection with IX Holding's capital investments in IX, L.L.C. IX, L.L.C. shall also reimburse NFO
(a) for all of NFO's legal expenses owing to Paul, Weiss, Rifkind, Wharton & Garrison in connection with this Agreement and the transactions contemplated hereby and (b) in amount equal to $2,109,000 all of (x) NFO's expenses in connection with its investment in IX, L.L.C., and (y) NFO's expenses incurred on behalf of IX, L.L.C. to the date of this Agreement.

            Section 14.13 Amendments. (a)Any amendment to this Agreement must:
(1) be approved by the Board in accordance with Section 5.5(b), (2) be consented to in writing by Members holding more than 50% of the Percentage Interests of IX, L.L.C. and by IX, Inc. and (3) if any Member would be adversely affected by any such amendment in any material respect, be consented to in writing, by such Member. Notwithstanding the foregoing, the Board, without the consent of any Member, may amend any provision of this Agreement (unless such amendment would have a material adverse effect on any Member) to reflect:

                  (i) a change in the name of IX, L.L.C. or the location of the principal place of business or the registered office and registered agent of IX, L.L.C.;

                  (ii) subject to Section 7.2, the admission of Members or a change in the Interest of any Member in accordance with this Agreement (including amending Schedule IA to reflect such admission or change, as required);

                  (iii) a change that is necessary to qualify IX, L.L.C. as a limited liability company in which the Members have limited liability under the laws of any jurisdiction or that is necessary or advisable in the opinion of the Board to ensure that IX, L.L.C. will not be taxable other than as a partnership under the Code and Treasury Regulations;

                  (iv) a change that is (A) of an inconsequential nature or (B) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Governmental Agency or contained in any federal or state statute;

                  (v) a change clarifying any ambiguity, defect or inconsistency in this Agreement; or

                  (vi)  any other amendments similar to the foregoing;

      provided, however, that (A) no such amendment shall increase the amount of any Member's Capital Contribution without such Member's consent and (B) any amendment that (1) alters the allocations to, or distributions from, Capital Accounts, (2) alters the rights of the Member upon liquidation of IX, L.L.C. or (3) alters the provisions of this Section 14.13, shall require the written consent of the Members adversely affected by such amendment or, if such amendment adversely affects only the rights of holders of a particular class or series of Interests, then such amendment shall require the consent of the Members holding such class or series. Within a reasonable period after any change or amendment in accordance with the preceding sentence, the Chairman and Chief Executive Officer or his or her designee shall send a written notice to the Members describing such change or amendment in reasonable detail.

                  (b) Notwithstanding anything to the contrary herein, (i) if the Put Rights (as defined in Section 9 of the License Agreement, dated as of even date herewith (the "License Agreement"), between IX, Inc. and IX, L.L.C.) are exercised, the Members agree to amend this Agreement in accordance with Exhibit A of the License Agreement and (ii) the Members agree to amend this Agreement, as necessary, in accordance with Section 7.2.

            Section 14.14 Interpretation. In this Agreement, unless the context otherwise requires:

                  (a) headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

                  (b) words importing the singular include the plural and vice versa;

                  (c) words importing a gender include any gender;

                  (d) other parts of speech and grammatical forms of a word or phrase defined in this Agreement have a corresponding meaning;

                  (e) a reference to a part, Article, Section, party, annex, Exhibit or Schedule is a reference to a part, Article and Section of, and a party, annex, Exhibit and Schedule to, this Agreement and a reference to this Agreement includes any annex, Exhibit and Schedule;

                  (f) a reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

                  (g) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

                  (h) a reference to a party to a document includes that party's successors and permitted assigns;

                  (i) where the day on or by which anything is to be done is not a Business Day, that thing must be done on or by the preceding Business Day;

                  (j) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it;

                  (k) a covenant or agreement on the part of two or more Persons binds them severally and not jointly;

                  (l) a reference to an agreement other than this Agreement includes an undertaking, agreement or legally enforceable arrangement or understanding whether or not in writing;

                  (m) a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

                  (n) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind; and

                  (o) whenever the word "includes" or " including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation" unless clearly understood otherwise.

            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives effective as of the day and year first written above.


      IX, INC.

      By: /s/ Patrick G. Healy
      ------------------------
      Name:  Patrick G. Healy
      Title: Chief Financial Officer


      IX HOLDING CO., INC.

      By: /s/ David Hodgson
      ---------------------
      Name:  David Hodgson
      Title: President and Secretary


      GREENHILL & CO., LLC

      By: /s/ Scott L. Bok
      --------------------
      Name:  Scott L. Bok
      Title: Managing Director

                                   Schedule IA

  Percentage Interests, Capital Contributions and Class of Membership Interest


                               Percentage    Capital        Class of
Member                         Interest      Contribution   Membership Interest
------                         --------      ------------   -------------------
IX, Inc.                       1%            $1,000         Class B
2 Pickwick Plaza
Suite 400
Greenwich, CT 06830-5530
Fax:  203-629-8885

IX Holding Co., Inc.           92.82%        $25,000,000    Class A
c/o General Atlantic Service
Corporation
3 Pickwick Plaza
Greenwich, CT 06830
Fax:  203-622-4098

Greenhill & Co., LLC           6.18%         $1,250,000 1/  Class B
31 West 52nd St., 16th Floor
New York, NY 10019
Fax:  212-408-0684

--------
1/    Services rendered to IX, L.L.C. valued at $1,250,000.